Exhibit 10.4

SUBSIDIARIES OF CTRIP.COM INTERNATIONAL, LTD.

Wholly-Owned Subsidiaries:

Ctrip.com (Hong Kong) Limited, a Hong Kong company

Ctrip Computer Technology (Shanghai) Co., Ltd., a PRC company

Ctrip Travel Information Technology (Shanghai) Co., Ltd., a PRC company

Ctrip Travel Network Technology (Shanghai) Co., Ltd., a PRC company

C-Travel International Limited, a Cayman Islands company

Ctrip Information Technology (Nantong) Co., Ltd., a PRC company

Consolidated Variable Interest Entities:

Beijing Ctrip International Travel Agency Co., Ltd.

Shanghai Ctrip Commerce Co., Ltd.

Guangzhou Ctrip Travel Agency Co., Ltd.

Shanghai Huacheng Southwest Travel Agency Co., Ltd.

Shanghai Ctrip Charming International Travel Agency Co., Ltd.

Shenzhen Ctrip Travel Agency Co., Ltd.

Nantong Tongcheng Information Technology Co., Ltd.